Exhibit (10)(iii)38

AMENDMENT TO
CH ENERGY GROUP, INC.
SUPPLEMENTARY RETIREMENT PLAN

          WHEREAS, CH Energy Group, Inc. (“Energy Group”) maintains the Supplementary Retirement Plan (the “Plan”); and

          WHEREAS, Energy Group desires to amend the Plan to ensure that the benefits payable under the plan that are subject to Section 409A of the Internal Revenue Code will be paid in a manner that complies with Section 409A,

          NOW, THEREFORE, Energy Group hereby amends the Plan by adding a new Section 3.14 to the end thereof as set forth below.

          “3.14 Payment of Benefits Deferred After December 31, 2004. Notwithstanding any provision of the Plan to the contrary, it is intended that the payments and benefits provided under the Plan that were deferred after December 31, 2004 (within the meaning of Treasury Regulation Section 1.409A-6(a)) shall be paid in a manner that complies with the requirements of Section 409A of the Code. The Plan shall be construed, administered, and governed in a manner that effects such intent, and Energy Group shall not take any action that would be inconsistent with such intent. Without limiting the foregoing, the payments and benefits provided under the Plan that are subject to Section 409A shall be paid in equal installments over the period described in Section 2.01 and the time and form of payment of such amounts may not be deferred, accelerated, extended, paid or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon the Participant. Although Energy Group shall use its best efforts to avoid the imposition of taxation, interest and penalties under Section 409A of the Code, the tax treatment of the benefits provided under the Plan is not warranted or guaranteed. Neither Energy Group, its affiliates, directors, officers, employees nor its advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Participant or other taxpayer as a result of the Plan.”

          IN WITNESS WHEREOF, this Amendment has been executed as of this ___ day of December, 2007.

CH ENERGY GROUP, INC.

By:	/s/ Steven. V. Lant

Steven V. Lant, Chairman, President and Chief Executive Officer of CH Energy Group, Inc.